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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent



The Board of Directors
Zydeco Energy, Inc.:


We consent to incorporation by reference in the Registration Statements
(No. 33-65286) on Form S-3 and (Nos. 333-27447, 33-00902 and 333-27463) on Form
S-8 of Zydeco Energy, Inc. of our report dated May 4, 2000, relating to the balance sheets of DataVoN, Inc. (formerly HR Partners, Inc.) as of December 31, 1999 and 1998, and the related statements of income, stockholder's equity (deficit), and cash flows for the years then ended included in this Form 8 K.

                                        /s/  KPMG LLP

Dallas, Texas
June 19, 2000